As filed with the Securities and Exchange Commission on December 9, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

NETWORK EQUIPMENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2904044
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6900 Paseo Padre Parkway

Fremont, California  94555

(510) 713-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________

2008 EQUITY INCENTIVE PLAN

(Full title of the plan)

________________

Frank Slattery, Esq.

Vice President and Secretary

Network Equipment Technologies, Inc.

6900 Paseo Padre Parkway

Fremont, California 94555-3660

(510) 713-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________

Copy to:

Timothy G. Hoxie, Esq.

Jones Day

555 California Street, 26th Floor

San Francisco, California 94104

(415) 626-3939

________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,400,000(3)	$1.44	$2,016,000	$231.03

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock reported on the NASDAQ as of December 9, 2011.

(3)

Representing 1,400,000 shares added to the 2008 Equity Incentive Plan and increasing the maximum number of shares registered for issuance under such plan to a new total of 10,203,155.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Network Equipment Technologies, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective.  The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on August 19, 2008 (File No. 333-153079) and October 30, 2009 (File No. 333-162748) are hereby incorporated by reference.

Item 3.

Incorporation of Documents by Reference

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (a) above; and

(c)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 23, 2009 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.

Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing by the Registrant with the Commission, each of the following exhibits is filed herewith

Exhibit Number		Description of Exhibit
4.1	(1)	Registrant’s Certificate of Incorporation
4.2	(2)	Registrant’s Bylaws
5.1		Opinion and Consent of Jones Day
23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2		Consent of Jones Day (filed as part of Exhibit 5.1)
24.1		Power of Attorney (included on the signature pages of this Registration Statement)
99.1	(3)	2008 Equity Incentive Plan, as Amended

(1)

Previously filed with the Commission in the Registration Statement on Form S-8 (No. 333-153079), filed on August 19, 2008.

(2)

Previously filed with the Commission in the Current Report on Form 8-K (Commission File No. 001-10255), filed on October 30, 2007.

(3)

Previously filed with the Commission in the Proxy Statement (Commission File No. 001-10255), filed on July 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on this 9th day of December, 2011.

NETWORK EQUIPMENT TECHNOLOGIES, INC.

By:	/s/ C. NICHOLAS KEATING, JR.
C. Nicholas Keating, Jr. President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Network Equipment Technologies, Inc., a Delaware corporation, do hereby constitute and appoint C. Nicholas Keating, Jr. and David Wagenseller, and each of them individually, the lawful attorneys-in-fact and agents, each with full power of substitution or re-substitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ C. NICHOLAS KEATING, JR.	President, Chief Executive Officer and Director	December 9, 2011
C. Nicholas Keating, Jr.
/s/ DAVID WAGENSELLER	Vice President and Chief Financial Officer (Principal Financial Officer)	December 9, 2011
David Wagenseller
/s/ KAREN CARTE	Vice President, Finance (Principal Accounting Officer)	December 9, 2011
Karen Carte
/s/ DIXON R. DOLL	Chairman of the Board	December 9, 2011
Dixon R. Doll
/s/ FREDERICK D. D’ALESSIO	Director	December 9, 2011
Frederick D. D’Alessio
/s/ DAVID R. LAUBE	Director	December 9, 2011
David R. Laube

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit
4.1	(1)	Registrant’s Certificate of Incorporation
4.2	(2)	Registrant’s Bylaws
5.1		Opinion and Consent of Jones Day
23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2		Consent of Jones Day (filed as part of Exhibit 5.1)
24.1		Power of Attorney (included on the signature pages of this Registration Statement)
99.1	(3)	2008 Equity Incentive Plan, As Amended

(1)

Previously filed with the Commission in the Registration Statement on Form S-8 (No. 333-153079), filed on August 19, 2008.

(2)

Previously filed with the Commission in the Current Report on Form 8-K (Commission File No. 001-10255), filed on October 30, 2007.

(3)

Previously filed with the Commission in the Proxy Statement (Commission File No. 001-10255), filed on July 6, 2011.